EXHIBIT 99.2



                  CAI WIRELESS FILES FOR AUTHORITY TO PROVIDE
                      TELEPHONE SERVICE IN NEW YORK STATE


FOR IMMEDIATE RELEASE

Investor Relations Contact:             Media Contact:
Jason Thompson                          Anne B. Inman, APR or Lori Bookbinder
Lippert/Heilshorn & Associates          LevLane Public Relations
(1) 838-3777                           (610) 667-7313
                                       loribook@levlane.com


      Albany, NY (March 19, 1997) - CAI Wireless Systems, Inc. (NASDAQ:CAWS)

today announced that it has applied to the New York State Public Service

Commission (PSC), pursuant to a petition for a Certificate of Public

Convenience and Necessity, for authority to provide all forms of telephone and data services, including local and interexchange telecommunications throughout the State of New York, using CAI's Multichannel Multipoint Distribution Service

(MMDS) spectrum.  The Company believes that today's application filed with the

PSC represents the first of its kind filed by an MMDS operator.

      "The application filed with the PSC today represents the next logical step in CAI's development of a Wireless Information Network that CAI intends will compete directly with the current telephony and data delivery platforms currently available in New York State," said Jared E. Abbruzzese, Chairman and

Chief Executive Officer of CAI.  "CAI is already offering video services in certain markets within New York State," continued Mr. Abbruzzese, "and the authority to provide data and telephony services contemplated by today's filing will enable CAI to demonstrate the full versatility of MMDS spectrum as a competitive, full service delivery platform.  CAI believes that the end result of its strategy to expand uses of MMDS spectrum will be to give consumers more choice in how they receive television, telephone and data services."

      Traditionally, MMDS operators such as CAI have used the MMDS spectrum for one-way video transmission.  CAI has pursued expanded authorization by the

Federal Communications Commission ("FCC") of its MMDS spectrum, which expanded uses include data transmission and two-way wireless services to 16 customer locations in Boston, Massachusetts and an experimental authorization for two-

way services in Hartford, Connecticut.  It has also recently applied for developmental authorization for two-way flexible use of its spectrum in

Pittsburgh, PA.  If today's application is approved by the PSC, CAI would have to obtain the necessary two-way approvals from the FCC for its New York markets before it could offer telephony or other two-way services in New York State.

      CAI, based in Albany, operates six analog-based wireless systems in New

York City, Rochester, and Albany, NY; Philadelphia, PA; Washington, DC; and

Norfolk/Virginia Beach, VA.  CAI also has a portfolio of wireless cable channel rights in eight additional markets, including Long Island, Buffalo and

Syracuse, NY; Providence, RI; Hartford, CT; Boston, MA; Baltimore, MD; and

Pittsburgh, PA.  CAI also owns 52% of the common equity of CS Wireless Systems,

Inc., a MMDS operator with markets located primarily in the southwestern region of the United States.

      FORWARD LOOKING STATEMENTS. THE STATEMENTS CONTAINED IN THIS PRESS RELEASE RELATING TO THE COMPANY'S PLANS AND OBJECTIVES OF MANAGEMENT FOR FUTURE OPERATIONS, INCLUDING PLANS OR OBJECTIVES RELATING TO THE COMPANY'S PRODUCTS AND SERVICES, CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. ACTUAL RESULTS OF THE COMPANY MAY DIFFER MATERIALLY FROM THOSE IN THE FORWARD LOOKING STATEMENTS AND MAY BE AFFECTED BY A NUMBER OF FACTORS INCLUDING THE APPROVAL OF THE APPLICATION DESCRIBED HEREIN, THE RECEIPT
OF REQUISITE REGULATORY APPROVALS, THE AVAILABILITY OF NEW STRATEGIC PARTNERS AND THEIR WILLINGNESS TO ENTER INTO ARRANGEMENTS WITH THE COMPANY, THE TERMS OF SUCH ARRANGEMENTS, THE SUCCESS OF THE COMPANY'S VARIOUS TRIALS, SUBSCRIBER EQUIPMENT AVAILABILITY, TOWER SPACE AVAILABILITY, ABSENCE OF INTERFERENCE AND THE ABILITY OF THE COMPANY
TO REDEPLOY OR SELL EXCESS EQUIPMENT, AS WELL AS OTHER FACTORS
CONTAINED IN THE COMPANY'S SECURITIES FILINGS.

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